Exhibit 99.(a)(2)

Schedule A Series of the Trust

December 9, 2022

Name of Fund

Domestic Equity
WisdomTree U.S. LargeCap Fund
WisdomTree U.S. ESG Fund
WisdomTree U.S. Quality Dividend Growth Fund
WisdomTree U.S. Multifactor Fund
WisdomTree U.S. Value Fund
WisdomTree U.S. MidCap Fund
WisdomTree U.S. SmallCap Fund
WisdomTree U.S. SmallCap Quality Dividend Growth Fund
WisdomTree U.S. LargeCap Dividend Fund
WisdomTree U.S. Total Dividend Fund
WisdomTree U.S. High Dividend Fund
WisdomTree U.S. AI Enhanced Value Fund
WisdomTree U.S. MidCap Dividend Fund
WisdomTree U.S. SmallCap Dividend Fund
WisdomTree Growth Leaders Fund
WisdomTree Cloud Computing Fund
WisdomTree Cybersecurity Fund
WisdomTree U.S. Growth & Momentum Fund
WisdomTree U.S. Quality Growth Fund

Emerging Markets Equity
WisdomTree Emerging Markets ESG Fund
WisdomTree Emerging Markets High Dividend Fund
WisdomTree Emerging Markets Quality Dividend Growth Fund
WisdomTree Emerging Markets Multifactor Fund
WisdomTree Emerging Markets SmallCap Dividend Fund
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund
WisdomTree China ex-State-Owned Enterprises Fund
WisdomTree India Earnings Fund
WisdomTree India ex-State-Owned Enterprises Fund
WisdomTree Emerging Markets ex-China Fund

International Equity
WisdomTree International Equity Fund
WisdomTree International Multifactor Fund
WisdomTree Dynamic Currency Hedged International Equity Fund

WisdomTree International LargeCap Dividend Fund
WisdomTree International AI Enhanced Value Fund
WisdomTree International High Dividend Fund
WisdomTree International ESG Fund
WisdomTree International Hedged Quality Dividend Growth Fund
WisdomTree International Quality Dividend Growth Fund
WisdomTree International SmallCap Dividend Fund
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund
WisdomTree International MidCap Dividend Fund
WisdomTree Global ex-U.S. Quality Dividend Growth Fund
WisdomTree Global High Dividend Fund
WisdomTree New Economy Real Estate Fund
WisdomTree Japan Hedged Equity Fund
WisdomTree Europe Hedged Equity Fund
WisdomTree Europe Quality Dividend Growth Fund
WisdomTree Germany Hedged Equity Fund
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Japan Hedged SmallCap Equity Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree Europe Hedged SmallCap Equity Fund
WisdomTree BioRevolution Fund
WisdomTree Battery Value Chain and Innovation Fund
WisdomTree Artificial Intelligence and Innovation Fund

Fixed Income
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund
WisdomTree Floating Rate Treasury Fund
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund
WisdomTree Interest Rate Hedged High Yield Bond Fund
WisdomTree U.S. Short-Term Corporate Bond
WisdomTree U.S. Corporate Bond Fund
WisdomTree U.S. High Yield Corporate Bond Fund
WisdomTree Emerging Markets Local Debt Fund
WisdomTree Emerging Markets Corporate Bond Fund
WisdomTree Emerging Currency Strategy Fund
WisdomTree Bloomberg U.S. Dollar Bullish Fund
WisdomTree Chinese Yuan Strategy Fund
WisdomTree Mortgage Plus Bond Fund
WisdomTree Inflation Adjusted Corporate Bond Fund

Alternative Funds
WisdomTree Managed Futures Strategy Fund
WisdomTree PutWrite Strategy Fund
WisdomTree Enhanced Commodity Strategy Fund
WisdomTree Alternative Income Fund
WisdomTree Target Range Fund

Asset Allocation
WisdomTree U.S. Efficient Core Fund
WisdomTree International Efficient Core Fund
WisdomTree Emerging Markets Efficient Core Fund
WisdomTree Efficient Gold Plus Gold Miners Strategy Fund
WisdomTree Efficient Gold Plus Equity Strategy Fund